                                                                   Exhibit 10.14

                                  H Power Corp.

                            STOCK PURCHASE AGREEMENT

      This Agreement (the "Agreement") is made and entered into as of the 30 day of November, 1999, between H Power Corp. ("H Power"), a Delaware corporation (the "Company"), and Hydro-Quebec CapiTech Inc. ("CapiTech"), a Quebec corporation (the "Investor").

      For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor agree as follows:

      1. Sale and Purchase of Shares. Subject to the terms and conditions hereof, the Company agrees to sell to the Investor, and the Investor agrees to purchase from the Company on the Closing Date (as defined in Section 2 hereof), 400,000 (four hundred thousand) shares (the "Shares") of common stock,$0.001 par value, of the Company (the "Common Stock") at a purchase price of fifteen U.S. Dollars ($15.00) per share.

      2. Closing.

            The closing (the "Closing") shall take place at the offices of Fulbright & Jaworski L.L.P., on November 29, 1999 (the "Closing Date"), or such other date as mutually agreed upon by the parties. At the Closing, the Company will deliver to the Investor a certificate, dated the Closing Date, representing the Shares purchased by Investor on the Closing Date, registered in its name against payment to the Company of the purchase price of the Shares.

      3. Representations and Warranties by the Company. In order to induce the Investor to enter into this Agreement and to purchase the Shares, the Company hereby represents and warrants to the Investor that as of the Closing and except as disclosed in the attached Exhibit A:

            3.1 Organization, Standing, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, and has the requisite corporate power and authority to own or lease its properties and assets and to carry on its business in all material respects as it is now being conducted. The Company has the requisite corporate power and authority to issue the Shares and to otherwise perform its obligations under this Agreement.

            3.2 Governing Instruments. The copies of the Certificate of Incorporation and bylaws of the Company which have been delivered to legal counsel for the Investor prior to the execution of this Agreement are true and complete copies of the duly and legally adopted

Certificate of Incorporation and bylaws of the Company in effect as of the date of this Agreement.

            3.3 Subsidiaries, Etc. Except as disclosed on Exhibit A, the Company does not have any direct or indirect ownership interest in any corporation, partnership, joint venture, association or other business enterprise. If any entity is listed on Exhibit A (each such entity a "Subsidiary") and the Company owns a controlling interest in such entity, each of the representations and warranties set forth in this Section 3 are being hereby restated with respect to such entity (modified as appropriate to the nature of such entity).

            3.4 Qualification. The Company is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or the properties owned or leased by it makes such qualification, licensing or domestication necessary and in which failure to so qualify or be licensed or domesticated would have a material adverse impact upon its business.

            3.5 Financial Statements. Attached to this Agreement as Exhibit B are audited financial statements, as at May 31, 1999 for the Company, together with the related statements of income and retained earnings and changes in financial position for the fiscal year then ended and (b) an unaudited balance sheet, as at August 31, 1999, together with related statements of income and earnings (the "August Financials"). Such financial statements, subject to year-end audited adjustment in the case of the August Financials (i) are in accordance with the books and records of the Company, (ii) present fairly the financial condition of the Company at the balance sheets dates and the results of its operations for the periods therein specified, and (iii) have been (or will be, as applicable) prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods, except in the case of the August Financials. Without limiting the generality of the foregoing, the balance sheets or notes thereto disclose all of the debts, liabilities and obligations of any nature (whether absolute, accrued or contingent and whether due or to become due) of the Company at May 31, 1999 and August 31, 1999, which, individually or in the aggregate, are material and which in accordance with generally accepted accounting principles would be required to be disclosed in such balance sheets, and include appropriate reserves for all taxes and other liabilities accrued as of such dates but not yet payable.

            3.6 Tax Returns and Audits. All required federal, state and local tax returns or appropriate extension requests of the Company have been filed, and all federal, state and local taxes required to be paid with respect to such returns have been paid or due provision for the payment thereof has been made. The Company is not delinquent in the payment of any such tax or in the payment of any assessment or governmental charge. The Company has not received notice of any tax deficiency proposed or assessed against it, and it has not executed any waiver of any statute of limitations on the assessment or collection of any tax. The Company has not received notice that any of the Company's tax returns has been audited by governmental authorities. The Company does not have any tax liabilities except those reflected on Exhibit B or those incurred in the ordinary course of business since August 31, 1999.


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            3.7 Changes, Dividends, etc. Except for the transactions
contemplated by this Agreement, since August 31, 1999, the Company has not: (i) incurred any debts, obligations or liabilities, absolute, accrued or contingent and whether due or to become due, except current liabilities incurred in the ordinary course of business which (individually or in the aggregate) will not materially and adversely affect the business, properties or prospects of the Company; (ii) paid any obligation or liability other than, or discharged or satisfied any liens or encumbrances other than those securing, current liabilities, in each case in the ordinary course of business; (iii) declared or made any payment to or distribution to its shareholders as such, or purchased or redeemed any of its shares of capital stock, or obligated itself to do so; (iv) mortgaged, pledged or subjected to lien, charge, security interest or other encumbrance any of its assets, tangible or intangible, except in the ordinary course of business; (v) sold, transferred or leased any of its assets except in the ordinary course of business; (vi) suffered any physical damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the properties, business or prospects of the Company; (vii) entered into any transaction other than in the ordinary course of business; (viii) encountered any labor difficulties or labor union organizing activities; (ix) issued or sold any shares of capital stock or other securities or granted any options, warrants, or other purchase rights with respect thereto other than pursuant to this Agreement; (x) made any acquisition or disposition of any material assets or became involved in any other material transaction, other than for fair value in the ordinary course of business; (xi) increased the compensation payable, or to become payable, to any of its directors or employees, or made any bonus payment or similar arrangement with any directors or employees or increased the scope or nature of any fringe benefits provided for its employees or directors; or (xii) agreed to do any of the foregoing other than pursuant hereto. There has been no material adverse change in the financial condition, operations, results of operations or business of the Company since August 31, 1999.

            3.8 Title to Properties and Encumbrances. Except as otherwise set forth in Exhibit A, and except for properties and assets disposed of in the ordinary course of business since August 31, 1999, the Company has good and marketable title to all of its properties and assets included in the balance sheet dated August 31, 1999 and the properties and assets reflected used in the conduct of its business, which properties and assets are not subject to any mortgage, pledge, lease, lien, charge, security interest, encumbrance or restriction, except (a) those which are shown and described on Exhibit B, (b) liens for taxes and assessments or governmental charges or levies not at the time due or in respect of which the validity thereof is currently be contested in good faith by appropriate proceedings, or (c) those which do not materially affect the value of or interfere with the use made of such properties and assets.

            3.9. Conditions of Properties. The plant, offices and equipment of the Company are in good condition and repair, subject to normal wear and tear.

            3.10 Litigation; Governmental Proceedings. There are no legal actions, suits, arbitrations or other legal, administrative or governmental proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company, or its properties or business, and the Company is not aware of any facts which are likely to result in or form the basis for any such action, suit or other proceeding. The Company is not in default with respect to any judgment, order or decree of any court or any governmental agency or instrumentality. The Company has not been threatened with any action or proceeding under any business or zoning ordinance, law or regulation.

            3.11 Compliance With Applicable Laws and Other Instruments. The business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all governmental authorities. Neither the execution nor delivery of, nor the performance of or compliance with, this Agreement nor the consummation of the transactions contemplated hereby will, with or without the giving of notice or passage of time, result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any asset or property of the Company pursuant to, any Agreement or other instrument to which the Company is a party or by which it or any of its properties, assets or rights is bound or affected, and will not violate the Certificate of Incorporation or bylaws of the Company. The Company is not in violation of its Certificate of Incorporation or bylaws nor in violation of, or in default under, any lien, indenture, mortgage, lease, agreement, instrument, commitment or arrangement in any material respect. The Company is not subject to any restriction which would prohibit it from entering into or performing its obligations under this Agreement.

            3.12 Shares, Additional Shares and Adjustment Shares. The Shares, when issued and paid for pursuant to the terms of this Agreement, any Additional Shares (as that term is defined in Section 11.1 hereof) and any Adjustment Shares (as that term is defined in Section 12.1 hereof), when issued to the Investor pursuant to the terms of this Agreement, will be duly authorized, validly issued and outstanding, fully paid, nonassessable shares and shall be free and clear of all pledges, liens, encumbrances and restrictions.

            3.13 Securities Laws. Based in part upon the representations of the Investor in Section 4, no consent, authorization, approval, permit or order of or filing with any governmental or regulatory authority is required under current laws and regulations in connection with the execution and delivery of this Agreement or the offer, issuance, sale or delivery of the Shares, the Additional Shares or the Adjustment Shares, other than the qualification thereof, if required, under applicable state securities laws, which qualification has been or will be effected by the Company if required. The Company has not, directly or through an agent, offered the Shares or any similar securities for sale to, or solicited any offers to acquire such securities from, persons other than the Investor or other accredited investors. Under the circumstances contemplated by this Agreement and assuming the accuracy of the representations of the Investor in Section 4, the offer, issuance, sale and delivery of the Shares, the Additional Shares and the Adjustment Shares, if any, will not, under current laws and regulations, require compliance with the prospectus delivery or registration requirements of the federal Securities Act of 1933, as amended (the "Securities Act").

            3.14 Intellectual Property.


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            (a) Intellectual Property Assets--The term "Intellectual Property
Assets" includes:

                  (1) the name "H Power," all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

                  (2) all patents, patent applications, and inventions and
            discoveries that may be patentable (collectively, "Patents");

                  (3) all copyrights in both published works and unpublished works (collectively, "Copyrights");

                  (4) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets"),

in each case owned, used, or licensed by the Company as licensee or licensor.

            (b) Agreements--Exhibit C attached hereto contains a complete and accurate list and summary description, including any royalties paid or received by the Company, of all material contracts and agreements relating to the Intellectual Property Assets to which the Company is a party or by which the Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $10,000 under which the Company is the licensee. There is no outstanding and, to the Company's knowledge, no threatened dispute or disagreement with respect to any such agreement.

            (c) Know-How Necessary to Conduct the Company's Business

                  (1) To the Company's knowledge, the Intellectual Property
            Assets are all those necessary for the operation of the Company's business as it is currently conducted. The Company either owns or has licensed sufficient rights to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party, except for royalties described in Exhibit C, all of the Intellectual Property Assets.

                  (2) The Company has a policy that requires all current
            employees of the Company to execute written contracts with the Company that assign to the Company all rights to any inventions, improvements, discoveries, or information relating to the business of the Company, and all of the Company's former and current employees have executed such a contract. No employee of the Company has entered into any contract or agreement that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than the Company.

            (d) Patents

                  (1) Exhibit C contains a complete and accurate list and
            summary description of all Patents. Except as set forth on Exhibit C, the Company owns no Patents. The Company has exclusive rights to use the Patents that it uses or licenses, in each case free and clear of all liens, security interests, charges, encumbrances, entities, and other adverse claims except for any royalties described in Exhibit C.

                  (2) To the Company's knowledge, all of the Patents licensed to or used by the Company, are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), and, to the Company's knowledge, are valid and enforceable.

                  (3) No Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding or has had an unfavorable final ruling against its interests in any such proceeding. To the Company's knowledge, there is no potentially interfering patent or patent application of any third party.

                  (4) To the Company's knowledge, no Patent is infringed or has been challenged or threatened in any way. To the Company's knowledge, none of the products manufactured and sold, nor any process or know-how used, by the Company infringes or is alleged to infringe any patent or other proprietary right of any other person.

                  (5) All products made, used, or sold under the Patents have been marked in compliance with 35 United States Code ss. 287 and the comparable requirements of any jurisdiction in which the products are made, used or sold.

            (e) Trademarks

                  (1) The Company is the owner of all right, title, and interest in and to each of its Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                  (2) All Marks that have been registered with the United States
            Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), and, to the Company's knowledge, are valid and enforceable.

                  (3) No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to the Company's knowledge, no such action is threatened with the respect to any of the Marks.

                  (4) To the Company's knowledge, there is no potentially
            interfering trademark or trademark application of any third party.

                  (5) To the Company's knowledge, no Mark is infringed or has been challenged or threatened in any way. To the Company's knowledge, none of the Marks used by the Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

                  (6) All products and materials containing a Mark marking in compliance with 15 United States Code ss. 1111 or the comparable requirements of any jurisdiction in which such products and materials are sold.

            (f) Copyrights

                  (1) The Company is the owner of all right, title, and interest in and to each of its copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                  (2) All the Copyrights are currently in compliance with legal requirements and are, to the Company's knowledge, valid and enforceable.

                  (3) No Copyright is infringed or, to the Company's knowledge, has been challenged or threatened in any way. To the Company's knowledge, none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

            (g) Trade Secrets

                  (1) The Company has taken reasonable precautions to protect the confidentiality and value of the Trade Secrets.

                  (2) The Company either owns or has licensed the rights to use the Trade Secrets that are necessary and sufficient for the operation of the Company's business as it is currently conducted. To the Company's knowledge, those Trade Secrets that are not part of the public knowledge or literature have not been used, divulged, or appropriated either for the benefit of any person or to the detriment of the Company.


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

                  (3) The Company has not been charged with misappropriation of know-how or trade secrets. To the Company's knowledge, no third party has misappropriated or attempted to misappropriate the Trade Secrets.

            3.15 Capital Stock.

            (a) At the date hereof, the authorized capital stock of the Company consists of 20,000,000 shares of Common Stock and 1,800,000 shares of Preferred Stock, $0.01 par value (the "Preferred Stock"), of which 200,000 shares are designated as Series A Convertible Preferred Stock (the "Series A Stock"), 400,000 shares are designated as Series B Convertible Preferred Stock (the "Series B Stock"), and 1,200,000 shares are designated as Series C Convertible Preferred Stock (the "Series C Stock"). As of the date hereof, 200,000 shares of Series A Stock are issued and outstanding, 400,000 shares of Series B Stock are issued and outstanding, 600,000 shares of Series C Stock are issued and outstanding and 7,203,039 shares of Common Stock are issued and outstanding. All of the outstanding shares of the Company were duly authorized, validly issued and are fully paid and nonassessable. Except as set forth in Exhibit A, there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever, other than this Agreement, under which the Company is obligated to issue any securities of any kind representing an ownership interest in the Company. Exhibit A contains a complete and accurate description of all outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever, other than this Agreement, under which the Company is obligated to issue any securities of any kind representing an ownership interest in the Company. Neither the offer nor the issuance or sale of the Shares constitutes an event, under any anti-dilution provisions of any securities issued or issuable by the Company or any agreements with respect to the issuance of securities by the Company, which will either increase the number of shares issuable pursuant to such provisions or decrease the consideration per share to be received by the Company pursuant to such provisions. No holder of any security of the Company is entitled to any preemptive or similar rights to purchase any securities of the Company from the Company; provided, however, that nothing in this section shall affect, alter or diminish any right granted to the Investor in this Agreement. All outstanding securities of the Company have been issued in full compliance with an exemption or exemptions from the registration and prospectus delivery requirements of the Securities Act and from the registration and qualification requirements of all applicable state securities laws.

            (b) Upon consummation of the transactions contemplated herein, the authorized capital stock of the Company shall consist of 20,000,000 shares of Common Stock, of which 7,603,039 shares are issued and outstanding, and 1,800,000 shares of Preferred Stock, of which 200,000 shares of Series A Stock, 400,000 shares of Series B Stock and 600,000 shares of Series C Stock are issued and outstanding.


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

            3.16 Outstanding Debt. The Company does not have any material indebtedness incurred as the result of a direct borrowing of money, including, but not limited to, indebtedness with respect to trade accounts, except as set forth in Exhibit B. The Company is not in default in the payment of the principal of or interest or premium on any such indebtedness, and no event has occurred or is continuing under the provisions of any instrument, document or agreement evidencing or relating to any such indebtedness which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

            3.17 Schedule of Assets and Contracts. Attached as Exhibit D are schedules listing the following items:

                  (a) Schedule 1: a true and complete description of all real properties owned by the Company;

                  (b) Schedule 2: each indenture, lease, sublease, license or other instrument under which the Company claims or holds a leasehold interest in real property;

                  (c) Schedule 3: each lease of personal property involving
            payments remaining to or from the Company in excess of 100,000;

                  (d) Schedule 4: each written or oral contract, agreement,
            subcontract, purchase order, commitment or arrangement involving payments remaining to or from the Company in excess of $25,000 and each other agreement material to the Company's business to which the Company is a party or by which it is bound, under which full performance (including payment) has not been rendered by any party thereto;

                  (e) Schedule 5: any collective bargaining agreements,
            employment agreements, consulting agreements, noncompetition agreements, nondisclosure agreements, executive compensation plans, profit sharing plans, bonus plans, deferred compensation agreements, employee pension retirement plans and employee benefit stock option or stock purchase plans and other employee benefit plans, entered into or adopted by the Company;

                  (f) Schedule 6: the name of each executive officer of the
            Company and the remuneration currently payable to each such executive officer; and

                  (g) Schedule 7: any royalty or license agreement relating to software, except for paid-up licenses for commonly available software programs with a value of less than $10,000 under which the Company is the licensee.

            Prior to the Closing Date, the Company shall provide legal counsel for the Investor with a true and complete copy of each document referred to on such schedules which such counsel requests to examine.


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

            The Company has in all material respects substantially performed all obligations required to be performed by it to date and is not in default in any material respect under any of the contracts, agreements, leases, documents, commitments or other arrangements to which it is a party or by which it is otherwise bound. All instruments referred to in the Schedules described in this
Section 3.17 are in effect and enforceable according to their respective terms, and there is not under any of such instruments any existing material default or event of default or event which, with notice or lapse of time or both, would constitute an event of default thereunder. All parties having material contractual arrangements with the Company are in substantial compliance therewith and none are in material default in any respect thereunder. All plans or arrangements listed on Schedule 5 are fully funded to the extent that such funding is required by generally accepted accounting principles.

            3.18 Corporate Acts and Proceedings. This Agreement has been duly authorized by all necessary corporate and shareholder action on behalf of the Company, has been duly executed and delivered by authorized officers of the Company, and is a valid and binding agreement on the part of the Company that is enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally and to judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies. All corporate and shareholder action necessary to the authorization, creation, issuance and delivery of the Shares, the Adjustment Shares and the Additional Shares has been taken by the Company, or will be taken by the Company on or prior to the Closing Date.

            3.19 Accounts Receivable. To the extent that they exceed the reserves for doubtful accounts set forth in Exhibit B, the accounts receivable which are reflected in Exhibit B and all accounts receivable of the Company which have arisen since August 31, 1999 (except such accounts receivable as have been collected since August 31, 1999) are valid and enforceable claims, and the goods and services sold and delivered which gave rise to such accounts were sold and delivered in conformity with the applicable purchase orders, agreements and specifications. Such accounts receivable are subject to no valid defense or offsets except routine customer complaints or warranty demands of an immaterial nature. The reserve for doubtful accounts that is included in Exhibit B is adequate.

            3.20 Inventories. The inventories of the Company which are reflected in Exhibit B and all inventory items which have been acquired since August 31, 1999 consist of raw materials, supplies, work-in-process and finished goods of such quality and quantities as are currently usable or salable in the ordinary course of its business.

            3.21 Purchase Commitments and Outstanding Bids. No material purchase commitment of the Company is in excess of normal, ordinary and usual requirements of its business, or was made at any price in excess of the then current market price, or contains terms and conditions more onerous than those usual and customary in the industry. There is no outstanding material bid, sales proposal, contract or unfilled order of the Company which (a) will, or could if accepted, require the Company to supply goods or services at a cost to the Company in excess of the revenues to be received therefrom, or (b) quotes prices which do not include a mark-up over reasonably estimated costs consistent with past mark-ups on similar business or market conditions current at the time.

            3.22 Insurance Coverage. There are in full force policies of insurance issued by insurers of recognized responsibility insuring the Company and its properties and business against such losses and risks, and in such amounts as is customary in the case of corporations of established reputation in the same or similar business and similarly situated.

            3.23 No Brokers or Finders. No person, firm or corporation has or will have, as a result of any act or omission of the Company, any right, interest or valid claim against the Company or the Investor for any commission, fee or other compensation as a finder or broker in connection with the transactions contemplated by this Agreement. The Company will indemnify and hold the Investor harmless against any and all liability with respect to any such commission, fee or other compensation which may be payable or determined to be payable in connection with the transactions contemplated by this Agreement.

            3.24 Conflicts of Interest. No officer, director or shareholder of the Company or any affiliate (as such term is defined in Rule 405 under the Securities Act) of any such person has any direct or indirect interest (a) in any entity which does business with the Company, (b) in any property, asset or right which is used by the Company in the conduct of its business, or (c) in any contractual relationship with the Company other than as an employee. For the purpose of this section, there shall be disregarded any interest which arises solely from the ownership of less than a 1% equity interest in a corporation whose stock is regularly traded on any national securities exchange or in the over-the-counter market.

            3.25 Licenses. The Company possesses from the appropriate agency, commission, board and government body and authority, whether state, local or federal, all licenses, permits, authorizations, approvals, franchises and rights which (a) are necessary for it to engage in the business currently conducted by it, and (b) if not possessed by the Company would have an adverse impact on the Company's business. The Company has no knowledge that would lead it to believe that it will not be able to obtain all licenses, permits, authorizations, approvals, franchises and rights that may be required for any business the Company proposes to conduct.

            3.26 Disclosure. The Company has not knowingly withheld from the Investor any material facts relating to the assets, business, operations, financial condition or prospects of the Company. No representation or warranty in this Agreement or in any certificate, schedule, statement or other document furnished or to be furnished to the Investor pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated herein or therein or necessary to make the statements herein or therein not misleading.

            3.27 Registration Rights. Other than under this Agreement or as set forth in Exhibit A, the Company has not agreed to register any of its authorized or outstanding securities under the Securities Act.

            3.28 Retirement Plans. The Company does not have any retirement plan in which any employees of the Company participate that is subject to any provisions of the Employee Retirement Income Security Act of 1974 and of the regulations adopted pursuant thereto ("ERISA"). Exhibit A contains all information regarding employee benefit plans that is material to the business, operations and financial condition of the Company.

            3.29 Environmental and Safety Laws. The Company is not knowingly in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

            3.30 Employees. To the best of the Company's knowledge, no officer of the Company or employee of the Company (whose annual compensation is in excess of $100,000) has any plans to terminate his or her employment with the Company. The Company has complied in all material respects with all laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and payment of Social Security and other taxes, and the Company has not encountered any material labor difficulties. The Company does not have any worker's compensation liabilities, except those reflected on Exhibit B.

            3.31 Absence of Restrictive Agreements. Except as provided in Exhibit A, no employee of the Company is subject to any secrecy or non-competition agreement or any agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of the Company.

            3.32 Actions and Proceedings. Exhibit A contains a complete and accurate description of all legal action or other claims asserted against the officers and directors of the Company, whether civil, criminal, administrative, arbitral or otherwise, including diciplinary actions by any professional association and regardless of whether such legal or other actions relate to activities of the Company's officers and directors prior to becoming an officer or director of the Company, and regardless of the disposition or settlement of such actions or proceedings.

      4. Representations of the Investor. The Investor represents that:

            4.1 Investment Intent. The Shares being acquired by the Investor are being purchased for investment for the Investor's own account and not with the view to, or for resale in connection with, any distribution or public offering thereof. The Investor understands that the Shares have not been registered under the Securities Act or any state securities laws and that the Shares may not be transferred or resold without (i) registration under the Securities Act and any applicable state securities laws, or (ii) an exemption from the requirements of the Securities Act and applicable state securities laws.

            4.2 Acts and Proceedings. This Agreement has been duly authorized by all necessary action on the part of the Investor, has been duly executed and delivered by the Investor, and is a valid and binding agreement of the Investor.

            4.3 No Brokers or Finders. No person, firm or corporation has or will have, as a result of any act or omission by the Investor, any right, interest or valid claim against the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement. The Investor will indemnify and hold the Company harmless against any and all liability with respect to any such commission, fee or other compensation which may be payable or determined to be payable as a result of the actions of the Investor in connection with the transactions contemplated by this Agreement.

            4.4 Best Efforts. Investor shall use its best efforts to assist the Company in preparing an initial public offering of shares of Common Stock.

            4.5 Accredited Investor. Investor qualifies as an "accredited investor" for purposes of Regulation D promulgated under the Securities Act of 1933, as amended.

      5. Conditions of Investor's Obligation. The obligation to purchase and pay for the Shares which the Investor has agreed to purchase on the Closing Date is subject to the fulfillment prior to or on the Closing Date of the conditions set forth in this Section 5. In the event that any such condition is not fulfilled to the satisfaction of the Investor, then the Investor shall not be obligated to proceed with the purchase of the Shares.

            5.1 No Errors, etc. The representations and warranties of the Company under this Agreement shall be true in all material respects as of the Closing Date with the same effect as though made on and as of the Closing Date.

            5.2 Compliance with Agreement. The Company shall have performed and complied with in all material respects all agreements or conditions required by this Agreement to be performed and complied with by it prior to or as of the Closing Date.

            5.3 Certificate of Officers. The Company shall have delivered to the Investor a certificate, dated the Closing Date, executed by the Chief Executive Officer of the Company and certifying to the satisfaction of the conditions specified in sections 5.1 and 5.2.

            5.4 Opinion of the Company's Counsel. The Company shall have delivered to the Investor an opinion, satisfactory to the Investor, of Fulbright & Jaworski L.L.P., counsel for the Company, dated the Closing Date, to the effect that:

            (a) The Company is a corporation duly organized and validly existing in good standing under the laws of the state of Delaware, and has the corporate power and authority to own and hold the properties owned and leased by it and to carry on the business in which it is engaged. The Company has the corporate power and authority to enter into this Agreement, to issue and sell the Shares and to carry out the provisions of this Agreement.

            (b) This Agreement has been duly authorized, executed and delivered by the Company, is the legal, valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, subject, as to the enforcement of remedies, to limitations under applicable bankruptcy, insolvency, moratorium, reorganization, and other laws affecting the rights of creditors generally and to judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies.

            (c) The Shares being purchased on the Closing Date have been duly authorized and, upon delivery thereof and payment therefore in accordance with the Stock Purchase Agreement will be fully paid and nonassessable, and are entitled to the rights, preferences and provisions of the Company's Certificate of Incorporation and the benefits of the provisions of this Agreement applicable thereto. The certificate evidencing the Shares is in valid and sufficient form under Delaware law.

            (d) All corporate proceedings required by law or by the provisions of this Agreement to be taken by the Board of Directors and shareholders of the Company on or prior to such Closing Date in connection with the execution and delivery of this Agreement, the offer, issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement, have been duly and validly taken.

            (e) The Company is authorized by its Certificate of Incorporation to issue 20,000,000 shares of Common Stock and 1,800,000 shares of Preferred Stock. Immediately prior to the Closing Date there were 7,203,039 shares of Common Stock, 200,000 shares of Series A Stock, 400,000 shares of Series B Stock and 600,000 shares of Series C Stock issued and outstanding. All shares outstanding immediately prior to the Closing Date have been duly authorized and validly issued. To the best of such counsel's knowledge, the Company holds no shares in its treasury. Except for shares of Common Stock and shares of Series A Stock, Series B Stock and Series C Stock, the Company has no other authorized series or class of capital stock and, to the best of such counsel's knowledge, has no outstanding options, warrants or other rights to acquire securities of the Company, other than as disclosed in Exhibit A to this Agreement.

            (f) To the best of such counsel's knowledge, no security holder of the Company is entitled to preemptive or similar rights as a result of the execution or delivery of this Agreement or the issuance of the Shares and the Adjustment Shares other than as expressly set forth in this Agreement.

            (g) Assuming the accuracy of the representations made by the Investor in Section 4, the Company has obtained the approval or consent of all governmental agencies or bodies required for the legal and valid execution and delivery of this Agreement and the legal and valid offer, issuance and sale of the Shares and for the performance of the obligations of the Company under all provisions of this Agreement, other than those with respect to registration rights. Assuming the accuracy of the representations made by the Investor in Section 4, the execution, delivery and performance of this Agreement, the offer, issuance and sale of the Shares and the issuance of Adjustment Shares, and the consummation of the transactions contemplated by this Agreement will not result in any breach or violation of the terms or provisions of, or constitute a default under, the Certificate of Incorporation or the bylaws of the Company or any statute, rule or regulation affecting the Company or its business. To the best of such counsel's knowledge, the execution, delivery and performance of this Agreement by the Company, the offer, issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement will not result in any violation of any agreement or other instrument to which the Company is a party or by which it is bound or to which any of its properties, assets or business is subject or any judgment, decree or order.

            (h) Assuming the accuracy of the representations made by the Investor in Section 4, the offer, sale, issuance and delivery of the Shares to the Investor under this Agreement are exempt from the registration and prospectus delivery requirements of the Securities Act and all applicable state securities laws.

            (i) Except for matters disclosed on Exhibit A, such counsel has no knowledge of any litigation, proceeding or governmental investigation pending or threatened against the Company or its properties or business.

            5.5 Opinion of Intellectual Property. The Company shall have delivered to Investor an opinion, satisfactory to the Investor, of Salzman & Levy, intellectual property counsel for the Company, dated the Closing Date to the effect that:

            (a) The material references in Section 3.14 of the Stock Purchase Agreement do not contain any untrue statement of a material fact or omit to state a material fact so as to make the statements therein, in light of the circumstances under which they were made, misleading.

            (b) Except as described in the Stock Purchase Agreement, there are no United States patents of third parties which are infringed by the manufacture, use or sale of the products or processes currently made, used or sold by the Company.

            (c) There are no legal, governmental or administrative proceedings pending or threatened against the Company that relate to patents, trademarks or other intellectual property, except for pending or proposed United States or foreign patent or trademark applications.

            (d) The Company has not received any notice of conflict with the asserted rights of others in respect of any trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets, patents, patent applications, know-how or similar rights, nor of any threatened actions with respect thereto, which, if determined adversely to the Company, would individually or in the aggregate have a material adverse affect on the business affairs, financial position, net worth or operations of the Company.

            (e) The Company owns or has licensed all such material trademarks, trademark applications, trademark registrations, service marks, service mark registrations, copyrights, patents, patent applications and other rights as are described in the Stock Purchase Agreement and which are necessary and sufficient for the Company's present or planned future business as described in the Stock Purchase Agreement or Fuel Cell Operating Agreement.

            (f) The patents described in Exhibit C of the Stock Purchase Agreement are valid and enforceable.

            5.6 Supporting Documents. The Investor shall have received the following:

            (a) A copy of resolutions of the Board of Directors of the Company certified by the Secretary of the Company authorizing and approving the execution, delivery and performance of this Agreement.

            (b) A certificate of incumbency executed by the Secretary of the Company certifying the names, titles and signatures of the officers authorized to execute this Agreement and further certifying that the Certificate of Incorporation and bylaws of the Company delivered to legal counsel for the Investor at the time of the execution of this Agreement have been validly adopted and have not been amended or modified.

            (c) Such additional supporting documentation and other information with respect to the transactions contemplated hereby as legal counsel for the Investor may reasonably request.

            5.7 Qualification Under State Securities Laws. All registrations, qualifications, permits and approvals required under applicable state securities laws for the lawful execution and delivery of this Agreement and the offer, sale, issuance and delivery of the Shares to the Investor at the Closing shall have been obtained.

            5.8 Due Diligence. Investor shall have completed its due diligence investigation of the Company to its satisfaction and Investor determines there are no material impediments to consummation of the transactions contemplated herein.

            5.9 Timing. The transactions contemplated by this Agreement are consummated prior to any initial public offering of the Company's stock.

            5.10 Necessary Consents. On or before the Closing Date, the Company shall have obtained any consents of any person or governmental authority necessary for the consummation of the transactions contemplated under this Agreement and the Investor shall have received satisfactory evidence of such consents.

            5.11 Shareholders Agreement. The Company shall have executed with the other shareholders of H Power Enterprises of Canada Inc. ("HPEC"), an amendment to the HPEC Shareholders Agreement dated May 2, 1997 providing for an obligation of the shareholders of HPEC to appoint, on an annual basis, a representative of the Investor as a member of the Board of Directors of HPEC.

            5.12 No Material Adverse Effect. Since August 31, 1999 no event, change or effect shall have occurred that is materially adverse to the consolidated financial condition, business, results of operations, cash flows or prospects of the Company or that materially impairs the ability of the Company to perform or the Investor to enforce the obligations of the Company under this Agreement.

            5.13 Proceedings and Documents. All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transaction shall be satisfactory in form and substance to legal counsel for the Investor.

      6. Affirmative Covenants of the Company. Subject to the provisions of
Section 11, the Company covenants and agrees as follows:

            6.1 Observer Rights. The Company shall, on an annual basis, cause to be named as an observer at all meetings of the Company's Board of Directors, a representative of the Investor, which representative shall be designated by the Investor.

            6.2 Audit and Compensation Committees. The Company shall at all times maintain an audit committee and a compensation committee consisting of at least three members of the Board of Directors.

            6.3 Investor's Right to Sell if Company Shareholders Sell. In the event that Company stockholders holding a majority of the outstanding Common Stock (the "Majority Shareholders") enter into an agreement to sell their shares of Common Stock to a third party (the "Proposed Sale"), the Company shall provide notice of the Proposed Sale to Investor within fifteen (15) days after notice of the Proposed Sale was received by the Company stating the terms and conditions of the Proposed Sale, including, without limitation, the number of shares proposed to be sold or transferred, the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser. Investor shall have the right, exercisable upon written notice to the Company within fifteen (15) days of receipt of notice of the Proposed Sale by the Company, to participate in the Proposed Sale pursuant to the specified terms and conditions of the proposed sale as set forth in the notice (the "Take-Along Right"). To the extent Investor exercises the Take-Along Right, the number of shares the Majority Shareholders may sell pursuant to the Purchase Offer shall be reduced as provided herein.

            (a) Each shareholder participating in the Proposed Sale may sell all or any part of that number of shares of Common Stock equal to the product obtained by multiplying (i) the aggregate number of shares of Common Stock covered by the Purchase Offer by (ii) a fraction, the numerator of which is the number of shares of Common Stock at the time owned by such participating shareholder and the denominator of which is the sum of (A) the total number of shares of Common Stock owned by all participating shareholders (other than Majority Shareholders) plus (B) the total number of shares of Common Stock owned by the Majority Shareholders.

            6.4 Financial and Business Information. The Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established in accordance with sound business practices to permit preparation of financial statements in conformity with generally accepted accounting principles
(GAAP). The Company during the term of this Agreement will, and will cause its Subsidiaries to, deliver to the Investor:

            (a) As soon as practicable and in any event within 120 days after the close of each fiscal year of the Company, a consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the close of such fiscal year and consolidated statements of operations, shareholders' equity and cash flows for the Company and its Subsidiaries for the fiscal year then ended, together with the report thereon of independent certified public accountants acceptable to Investor;

            (b) As soon as practicable and in any event within 45 days after the end of the first three fiscal quarters of each fiscal year, the consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter and the related consolidated and consolidating statements of operations, shareholders' equity and cash flows of the Company and its Subsidiaries for such fiscal quarter and for the period from the beginning of the current fiscal year to the end of such fiscal quarter, all in reasonable detail and certified by the chief financial officer of the Company that they fairly present the financial condition of Company and its Subsidiaries as the dates indicated and the results of its operations and its cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments;

            (c) As soon as practicable and in any event within 30 days after the end of each month, the internal financial statements of the Company and its Subsidiaries for such month (other than the months referred to in Section 6.4(a) and Section 6.4(b) above) and certified by the Chief Executive Officer of the Company that such statements were prepared in accordance with the Company's accounting policies, consistently applied for the period indicated;

            (d) Prompt notice of any event having a material adverse effect on the business, operations, financial condition, prospects or results of operation of the Company;

            (e) Promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its security holders, (b) all regular and periodic reports filed by the Company or any of its Subsidiaries with any securities exchange or with the SEC or any governmental or private regulatory authority, (c) all press releases and other statements made available generally by the Company or any of its Subsidiaries to the public concerning material developments in the business of the Company or any of its Subsidiaries;

            (f) Promptly upon any officer of Company or any of its Subsidiaries obtaining knowledge of any condition or event that constitutes a violation or default or potential event of default under any indebtedness of the Company or any of its Subsidiaries, or becoming aware that any person has given any notice or taken any other action with respect to a claimed event of default or potential event of default, notice of any such event; and

            (g) Within a reasonable time, such other information about the property, financial condition and operations of the Company and its Subsidiaries as the Investors may from time to time reasonably request.

            6.5 Patent Protection. With respect to any patents identified on Exhibit A, the Company shall within thirty (30) days after the Closing Date, commence protection proceedings for all such patents.

            6.6 Year 2000 Compliance. Within thirty (30) days after the Closing Date, the Company shall certify to the Investor, compliance with the following:

            (a) The Company has investigated the possibility of the occurrence of Year 2000 Errors in its business operations and has: (i) established a written plan for dealing with the possibility of Year 2000 Errors and provided a copy of such plan to Investor; (ii) obtained confirmation from the suppliers of all the material computer systems, hardware, software or other processing equipment used in the Company's business that Year 2000 Errors will not occur or (where such confirmation has not been forthcoming) has obtained satisfactory assurances that appropriate modification will be made to such systems, hardware, software or equipment to test and remedy any and all Year 2000 Errors prior to October 31, 1999;
      (iii) tested the principal computer systems, hardware, software and other processing equipment used in the Company's business to determine whether Year 2000 Errors are possible; and (iv) compiled an accurate estimate of the cost of preventing Year 2000 Errors or dealing with any Year 2000 Errors which may arise, which estimate has been submitted to the Investor.

            (b) The Company has provided a complete and accurate list of all Year 2000 Errors of which the Company, its officers, directors, employees, agents or shareholders are aware.

            (c) The products and/or technology manufactured, licensed, sold or otherwise distributed by the Company shall function without, and shall not contain, any Year 2000 Errors.

            (d) None of the software used in the business of, or manufactured, licensed, sold or otherwise distributed by, the Company contains any virus, logic bomb, time bomb, worm, undisclosed protect codes or other harmful code which might have a significant adverse effect on the processing of data for the business, or the use of the software.

            (e) For purposes of this Agreement, the term "Year 2000 Error" means
      (i) any failure of computer hardware or software products or technology (or any components thereof) properly to create, receive, recognize, record, store, process, calculate, present or exchange calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000 (including, without limitation, leap years) as a result of the occurrence, or use of data consisting of, such dates; (ii) any failure of computer hardware or software products or technology (or any components thereof) to create, receive, recognize, record, store, process, calculate, present or exchange any information or data dependent on or relating to dates on or after January 1, 2000 (including, without limitation, forward and backward calculations from, into and between the 20th and 21st centuries, the years 1999 and 2000 and leap years) in the same manner, and with the same functionality, data integrity and performance, as such computer hardware or software products or technology (or any components thereof) creates, receives, recognizes, records, stores, processes, calculates, presents or exchanges calendar dates on or before December 31, 1999, or information or data dependent on or relating to such dates; or
      (iii) any loss of functionality or performance or incorrect results with respect to the introduction of records or processing of data containing dates falling on or after January 1, 2000 (including, without limitation, leap years).

      7. Future Registration Rights. Except for any registration expressly permitted by Section 8 of this Agreement, and except for an underwriting agreement between the Company and one or more professional underwriters of securities, the Company shall not, without the prior written consent of the Investor, grant any registration rights that are greater than the registration rights of the Investor as set forth in Exhibit F attached hereto.

      8. Registration Rights. The Company acknowledges and agrees that the Investor shall have the registration rights set forth in Exhibit F attached hereto.

      9. Restriction on Transfer of Shares.

            9.1 Restrictions. The Shares are only transferable pursuant to (a) a public offering registered under the Securities Act, (b) Rule 144 of the Commission (or any similar rule then in effect) if such rule is available, and (c) subject to the conditions specified elsewhere in this Section 10, any other legally available means of transfer.

            9.2 Legend. Each certificate representing Shares shall be endorsed with the following legend:

            "The shares represented by this certificate may not be transferred without (i) the opinion of counsel satisfactory to this corporation that such transfer may lawfully be made without registration under the Federal Securities Act of 1933 and all applicable state securities laws or (ii) such registration."

            9.3 Removal of Legend. Any legend endorsed on a certificate evidencing a security pursuant to Section 9.1 hereof shall be removed, and the Company shall issue a certificate without such legend to the holder of such security, if such security is being disposed of pursuant to a registration under the Securities Act or pursuant to Rule 144 or any similar rule then in effect or if such holder provides the Company with an opinion of counsel satisfactory to the Company to the effect that a transfer of such security may be made without registration. In addition, if the holder of such security delivers to the Company an opinion of such counsel to the effect that no subsequent transfer of such security will require registration under the Securities Act, the Company will promptly upon such contemplated transfer deliver new certificates evidencing such security that do not bear the legend set forth in Section 9.2.

      10. Termination of Certain Covenants.

      The obligations of the Company under Sections 6.1, 6.2 and 6.3 of this Agreement shall terminate and shall be of no further force and effect upon completion of an initial public offering by the Company.

      11. Right to Purchase Additional Shares.

            11.1 Right to Purchase Additional Shares. If the Company should decide to issue and sell additional shares of stock (the "Additional Shares"), excluding (a) shares of Common Stock sold to the public pursuant to a registration statement filed under the Securities Act, (b) shares of Common Stock that may be issued upon the exercise of stock options outstanding as of the Closing Date and disclosed in Exhibit A; (c) stock options and shares of Common Stock issuable upon the exercise of such options granted to employees and directors of the Company pursuant to the terms of the Company's stock option plans in effect as of the Closing Date and disclosed in Exhibit A; (d) Common Stock issuable upon the exercise of a warrant in favor of Duquesne Enterprises that, as of the Closing Date, entitled the holder thereof to purchase 100,000 shares of Common Stock; (e) Common Stock issuable upon the conversion of the Company's Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Convertible Preferred Stock; (f) shares of Preferred Stock, up to an aggregate maximum of 266,667 shares; and (g) shares of Common Stock in an amount less than 1% of the shares of Common Stock owned by Investor as of the Closing Date, whether issued in one transaction or a series of transactions subsequent to the Closing Date, up to a maximum of 10,000 shares in the aggregate for all such transactions (collectively "Permitted Issuances"), the Company shall first offer to sell to Investor, upon the same terms and conditions as the Company is proposing to issue and sell the Additional Shares to others, Investor's pro rata share (as defined below) of such Additional Shares.

            Such offer to Investor shall be made by written notice given to Investor (the "Offer Notice") specifying the amount of the Additional Shares being offered, the purchase price for the Additional Shares and any other terms of the offer. Investor shall have a period of thirty (30) days from and after the date such Offer Notice was received by Investor within which to accept such offer (the "Acceptance Period"). Investor shall accept an offer to purchase all or any portion of the Additional Shares specified in the Offer Notice by written notice to the Company and tender of the purchase price for the Additional Shares within the Acceptance Period. If Investor fails to accept such offer within the Acceptance Period, any Additional Shares not purchased by Investor may be offered for sale to others by the Company for a period of one hundred eighty
(180) days from the last day of the Acceptance Period, but only on the same terms and conditions as set forth in the Offer Notice delivered to Investor, free and clear of the restrictions imposed by this Section 11.

            11.2 Pro Rata Share. For purposes of Section 11.1, Purchaser's "pro rata share" shall be determined by the following formula:

                                   P = N/O x A

Where,

"P" equals Investor's pro rata share of Additional Shares (rounded to the nearest whole share);

"N" equals the number of shares of Common Stock owned by Investor immediately prior to the issuance of the Additional Shares being offered;

"O" equals the total number of shares of the Company's Common Stock outstanding immediately prior to the issuance of the Additional Shares; and

"A" equals the total number of Additional Shares being offered.

            11.3 Termination. Investor's rights under this Section 11 shall terminate in their entirety on the earlier of (a) the consummation of an initial public offering of the Company's Common Stock or other securities, or (b) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Company or a sale of all or substantially all of the assets of the Company.

      12. Anti-dilution.

            12.1 Right to Receive Adjustment Shares. If at any time after the date of this Agreement, the Company issues or sells, or is deemed to have issued or sold, any shares of its Common Stock for consideration per share less than $15.00, then, unless such issuance or sale was a Permitted Issuance (as defined in Section 11.1 hereof), immediately upon such issue or sale or deemed issuance or sale, the Company shall issue to Investor a number of Adjustment Shares determined in accordance with Section 12.2 hereof without payment of any cash or other consideration to the Company.

            12.2 Calculation of Adjustment Shares. The number of Adjustment Shares to be issued to Investor under Section 12.1 shall be determined in accordance with the following formula:

                                   A = C/S - E

Where,

"A" = Number of Adjustment Shares

"C" = Purchase Price paid by Investor for the Shares ($6,000,000)

"S" = per share price of Additional Shares

"E" = Number of Shares owned by Investor immediately preceding issuance of Additional Shares.

            12.3 Subdivisions and Combinations. In case the Company shall at any time subdivide or split its outstanding shares of Common Stock into a greater number of shares, or combine the outstanding shares of Common Stock into a smaller number of shares, the Company shall issue to Investor a number of Adjustment Shares sufficient to reflect such stock split or combination.

            12.4 Termination. Investor's rights under this Section 12 shall terminate in their entirety on the earlier of (a) the consummation of an initial public offering of the Company's Common Stock or other securities; or (b) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Company or a sale of all or substantially all of the assets of the Company.

      13. Survival. Except as specifically provided in Section 10 and Section 12 of this Agreement, all representations, warranties and covenants contained herein shall survive the execution and delivery of this Agreement, any investigation at any time made by the Investor or on its behalf, and the sale and purchase of the Shares and payment therefor for a period of two years. All statements contained in any certificate, instrument or other writing delivered by or on behalf of the Company pursuant to this Agreement (other than legal opinions) or in connection with or in contemplation of the transactions herein contemplated shall constitute representations and warranties by the Company hereunder.

      14. Indemnification.

            14.1 Indemnification by Company. The Company agrees to indemnify in full Investor, its officers, directors, employees, agents and stockholders (collectively, the "Investor Indemnified Parties") and hold them harmless against any loss, liability, deficiency, damage, expense or cost (including reasonable legal expenses), whether or not actually incurred or paid prior to the third anniversary of the Closing Date (collectively, "Losses"), which Investor Indemnified Parties may suffer, sustain or become subject to, as a result of (i) any misrepresentation in any of the representations and warranties of the Company contained in this Agreement or in any exhibits, schedules, certificates or other documents delivered or to be delivered by or on behalf of the Company pursuant to the terms of this Agreement or otherwise referenced or incorporated in this Agreement (collectively, the "Related Documents"), (ii) any breach of, or failure to perform, any agreement of the Company contained in this Agreement or any of the Related Documents, or (iii) any "Claims" (as defined in Section 14.3(a) hereof) or threatened Claims against Investor arising out of the actions or inactions of the Company or the Company with respect to the Company's business prior to the Closing (collectively, "Investor Losses").

            The Company shall be liable to the Investor Indemnified Parties for any Investor Losses only if Investor or another Investor Indemnified Party delivers to the Company written notice, setting forth in reasonable detail the identity, nature and amount of Investor Losses related to such claim or claims prior to the third anniversary of the Closing Date; provided, however, that the Investor Indemnified Party's failure to provide the detail required by this
Section 14.1 shall not constitute either a breach of this Agreement by the Investor Indemnified Party or any basis for the Company to assert that the Investor Indemnified Party did not comply with the terms of this Section 14.1 sufficient to cause the Investor Indemnified Party to have waived its rights under this Section 14.1.

            14.2 Indemnification by Investor. The Investor agrees to indemnify in full the Company, and its officers, directors, employees, agents and stockholders (collectively, the "Company Indemnified Parties") and hold them harmless against any Losses which any of the Company Indemnified Parties may suffer, sustain or become subject to as a result of (i) any misrepresentation in any of the representations and warranties of Investor contained in this Agreement or in any of the Related Documents, (ii) any breach of, or failure to perform, any agreement of Investor contained in this Agreement or any of the Related Documents, or (iii) any Claims or threatened Claims against the Company arising out of the actions or inactions of Investor with respect to the Company's business or the Real Property after the Closing (collectively, " Losses").

            Investor shall be liable to the Seller Indemnified Parties for any Seller Losses (i) only if the Company or another Company Indemnified Party delivers to Investor written notice, setting forth in reasonable detail the identity, nature and amount of Company Losses related to such claim or claims prior to the third anniversary of the Closing Date; provided, however, that the Company Indemnified Party's failure to provide the detail required in this
Section 14.2 shall not constitute either a breach of this Agreement by the Company Indemnified Party or any basis for Investor to assert that the Company Indemnified Party did not comply with the terms of this
Section 14.2 sufficient to cause the Company Indemnified Party to have waived its rights under this Section 14.2.

            14.3 Method of Asserting Claims. As used herein, an "Indemnified Party" shall refer to a "Investor Indemnified Party" or "Company Indemnified Party," as applicable, the "Notifying Party" shall refer to the party hereto whose Indemnified Parties are entitled to indemnification hereunder, and the "Indemnifying Party" shall refer to the party hereto obligated to indemnify such Notifying Party's Indemnified Parties.

            (a) In the event that any of the Indemnified Parties is made a defendant in or party to any action or proceeding, judicial or administrative, instituted by any third party for the liability or the costs or expenses of which are Losses (any such third party action or proceeding being referred to as a "Claim"), the Notifying Party shall give the Indemnifying Party prompt notice thereof. The failure to give such notice shall not affect any Indemnified Party's ability to seek reimbursement unless such failure has materially and adversely affected the Indemnifying Party's ability to defend successfully a Claim. The Indemnifying Party shall be entitled to contest and defend such Claim; provided, that the Indemnifying Party (i) has a reasonable basis for concluding that such defense may be successful and (ii) diligently contests and defends such Claim. Notice of the intention so to contest and defend shall be given by the Indemnifying Party to the Notifying Party within 20 business days after the Notifying Party's notice of such Claim (but, in all events, at least five business days prior to the date that an answer to such Claim is due to be filed). Such contest and defense shall be conducted by reputable attorneys employed by the Indemnifying Party. The Notifying Party shall be entitled at any time, at its own cost and expense (which expense shall not constitute a Loss unless the Notifying Party reasonably determines that the Indemnifying Party is not adequately representing or, because of a conflict of interest, may not adequately represent, any interests of the Indemnified Parties, and only to the extent that such expenses are reasonable), to participate in such contest and defense and to be represented by attorneys of its or their own choosing. If the Notifying Party elects to participate in such defense, the Notifying Party will cooperate with the Indemnifying Party in the conduct of such defense. Neither the Notifying Party nor the Indemnifying Party may concede, settle or compromise any Claim without the consent of the other party, which consents will not be unreasonably withheld. Notwithstanding the foregoing, (i) if a Claim seeks equitable relief or
      (ii) if the subject matter of a Claim relates to the ongoing business of any of the Indemnified Parties, which Claim, if decided against any of the Indemnified Parties, would materially adversely affect the ongoing business or reputation of any of the Indemnified Parties, then, in each such case, the Indemnified Parties alone shall be entitled to contest, defend and settle such Claim in the first instance and, if the Indemnified Parties do not contest, defend or settle such Claim, the Indemnifying Party shall then have the right to contest and defend (but not settle) such Claim.

            (b) In the event any Indemnified Party should have a claim against any Indemnifying Party that does not involve a Claim, the Notifying Party shall deliver a notice of such claim with reasonable promptness to the Indemnifying Party. If the Indemnifying Party notifies the Notifying Party that it does not dispute the claim described in such notice or fails to notify the

      Notifying Party within 30 days after delivery of such notice by the Notifying Party whether the Indemnifying Party disputes the claim described in such notice, the Loss in the amount specified in the Notifying Party's notice will be conclusively deemed a liability of the Indemnifying Party and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its Liability with respect to such claim, the Chief Executive Officers of each of the Indemnifying Party and the Notifying Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through the negotiations of such Chief Executive Officers within 60 days after the delivery of the Notifying Party's notice of such claim, such dispute shall be resolved fully and finally as provided in Section 15.7 of this Agreement.

            (c) After the Closing, the rights set forth in this Section 14 shall be each party's sole and exclusive remedies against the other party hereto for misrepresentations or breaches of covenants contained in this Agreement and the Related Documents. Notwithstanding the foregoing, nothing herein shall prevent any of the Indemnified Parties from bringing an action based upon allegations of fraud or other intentional breach of an obligation of or with respect to either party in connection with this Agreement and the Related Documents. In the event such action is brought, the prevailing party's attorneys' fees and costs shall be paid by the nonprevailing party.

            14.4 Adjustment. Any indemnification payable under this Section 14 shall be, to the extent permitted by law, an adjustment to the aggregate purchase price paid for the Shares.

      15. Miscellaneous.

            15.1 Waivers, Amendments and Approvals. In each case in which approval of the Investor is required by the terms of this Agreement, such requirement shall be satisfied by a vote or the written action of Investor. With the written consent of Investor, the obligations of the Company under this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) and with the written approval of Investor, the Company may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of any supplemental agreement or modifying in any manner the rights and obligations of the holders of the shares of the Company; provided, however, that no such waiver or supplemental agreement shall (a) amend the terms of the Common Stock or any other classes of stock as set forth in the Company's Certificate of Incorporation, (b) amend the provisions of this Agreement granting rights to the holders of the Shares (including, but not limited to, registration rights under Section 8) without the written consent of the holders of a majority of the Shares, or (c) reduce the aforesaid proportions of Shares the holders of which are required to consent to any waiver or supplemental agreement, without the consent of all of the record holders of Shares whose rights would be affected by such reduction. Written notice of any such waiver, consent or agreement of amendment, modification or supplement shall be given to the record holders of the Shares who have not previously consented thereto in writing. In all cases in which the consent or approval of, or actions by, the Investor or the holders of the Shares is required by the terms of this Agreement, the number of Shares owned by such holder or Investor shall be determined on an as-if-converted basis, when applicable.

            15.2 Changes, Waivers, Etc. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in Section 15.1.

            15.3 Payment of Fees and Expenses of the Investor. The Company agrees to reimburse the Investor for legal expenses incurred by the Investor to its special legal counsel, Lapointe Rosenstein, in connection with the transactions contemplated by this Agreement. The Company also agrees to reimburse the Investor for engagement and study fees incurred in connection with the transactions contemplated by this Agreement, by way of a lump sum payment of $90,000.

            15.4 Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first-class postage prepaid, fedex, registered or certified mail,

            (a) if to any holder of any Shares addressed to such holder at its address as shown on the books of the Company, or at such other address as such holder may specify by written notice to the Company, or

            (b) if to the Company at: 60 Montgomery Street, Belleville, NJ 07109. Attention: Frank Gibbard; or at such other address as the Company may specify by written notice to the Investor.

and such notices and other communications shall for all purposes of this Agreement be treated as being effective or having been given if delivered personally, sent by fax with confirmation sheet, or, if sent by mail, when received.

            15.5 Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by the holder or holders from time to time of any of the Shares; provided, however, that a successor or assign of an Investor shall not be regarded as an "Investor".

            15.6 Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

            15.7 Choice of Law; Jurisdiction and Venue. The laws of the State of Delaware shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereunder. THIS AGREEMENT MAY BE ENFORCED IN ANY FEDERAL COURT OR STATE COURT SITTING IN THE STATE OF NEW JERSEY, AND EACH PARTY CONSENTS TO THE JURISDICTION AND VENUE OF SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUM IS NOT CONVENIENT. IF

ANY PARTY COMMENCES ANY ACTION UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT IN ANOTHER JURISDICTION OR VENUE, THE OTHER PARTY TO THIS AGREEMENT SHALL HAVE THE OPTION OF TRANSFERRING THE CASE TO THE ABOVE-DESCRIBED JURISDICTION OR, IFSUCH TRANSFER CANNOT BE ACCOMPLISHED OR THE PARTY DECLINES TO ELECT SUCH CHANGE OF VENUE, TO HAVE THE CASE DISMISSED WITHOUT PREJUDICE.

            15.8 Counterparts. This Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            [REMAINING PORTION OF THIS PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the Company and the Investor have each caused this Agreement to be executed by their respective duly authorized representative.

                                    H POWER CORP.

                                    By: /s/ Thomas Michael
                                        ----------------------------------------
                                    Its: Vice President


                                    HYDRO-QUEBEC CAPITECH INC.

                                    By: /s/ Michel De Broux
                                        ----------------------------------------
                                    Its: Vice President Investments & Affiliates

                                   Exhibit F

REGISTRATION RIGHTS PROVISIONS

Capitalized terms used herein have the meanings set forth in Section 8 hereof.

            1. Demand Registration.

            (a) At any time after the second anniversary of the Closing of the Stock Purchase Agreement, a Majority-in-Interest of the Holders shall have the right, by written notice (the "Demand Notice") given to the Company, to request the Company to file with the SEC a Registration Statement with respect to all or any portion of the Registrable Shares held by such Holders. Upon receipt of any such Demand Notice, the Company shall promptly, but in no event more than five days after receipt thereof, notify all other Holders of the receipt of such Demand Notice and, subject to the limitations set forth below, shall include in the proposed registration all Registrable Shares with respect to which the Company has received written requests for inclusion therein within 20 days after delivery of the Company's notice. In connection with any Demand Registration in which more than one holder of securities participates, in the event that such Demand Registration involves an underwritten offering and the managing underwriter or underwriters participating in such offering advise in writing the Holders of Registrable Shares and the holders of other securities to be included in such offering that the total number of Registrable Shares and other securities to be included in such offering exceeds the amount that can be sold in (or during the time of) such offering without delaying or jeopardizing the success of such offering (including the price per share of the Registrable Shares and other securities to be sold), then the amount of Registrable Shares and other securities to be offered for the account of such Holders shall be reduced as follows: first, pro rata on the basis of the number of securities other than Registrable Shares requested to be registered by the holders of such securities; and second, pro rata on the basis of the number of Registrable Shares requested to be registered by the holders of such securities. The Holders as a group shall be entitled to two Demand Registrations pursuant to this
Section 1; provided, that any Demand Registration that does not become effective or is not maintained for the time period required in accordance with Section 1(c) shall not count as one of such Demand Registrations, except as set forth in
Section 1(e); provided, further, that if the Demanding Holders have requested inclusion in such Demand Registration and 75% or less of the securities so requested to be included have been included, the Holders as a group shall be entitled to an additional Demand Registration hereunder on the same terms and conditions as would have applied to the Holders had such earlier Demand Registration not been made. Anything herein to the contrary notwithstanding, the Company shall not be required to effect a Demand Registration pursuant to this
Section 1 within a period of six (6) months after the effective date of any other Demand Registration.

            (b) The Company, within 45 days of the date on which the Company receives a Demand Notice given by Holders in accordance with Section 1(a) hereof, shall file with the SEC, and the Company shall thereafter use its best efforts to cause to be declared effective within 90 days following the date the Company receives such Demand Notice, a Registration Statement on the appropriate form for the registration and sale, in accordance with the intended method or methods of distribution requested by the Holders, of the total number of Registrable Shares specified by the Holders in such Demand Notice (a "Demand Registration").

            (c) The Company shall use commercially reasonable efforts to keep each Registration Statement filed pursuant to this Section 1 continuously effective and usable for the resale of the Registrable Shares covered thereby for a period of 270 days from the date on which the SEC declares such Registration Statement effective, as such period may be extended pursuant to this Section 1, or in the case of a Shelf Registration, for a period of two years from the date that the SEC declares such "shelf" Registration Statement effective, or if shorter, until all the Registrable Shares covered by such Registration Statement have been sold pursuant to such Registration Statement.

            (d) The Company shall be entitled to postpone the filing of any Registration Statement otherwise required to be prepared and filed by the Company pursuant to this Section 1, or suspend the use of any effective Registration Statement under this Section 1, for a reasonable period of time which shall be as short as practicable, but in any event not in excess of 60 days (a "Delay Period"), if the Company determines in good faith that the registration and distribution of the Registrable Shares covered or to be covered by such Registration Statement would materially interfere with any pending material financing, acquisition or corporate reorganization or other material corporate development involving the Company or any of its Subsidiaries or would require premature disclosure thereof and promptly gives the Holders written notice of such determination, containing a statement of the reasons for such postponement and an approximation of the period of the anticipated delay; provided, however, that (i) the aggregate number of days included in all Delay Periods during any consecutive 12 months shall not exceed the aggregate of (x) 180 days minus (y) the number of days occurring during all Interruption Periods during such consecutive 12 months and (ii) a period of at least 60 days shall elapse between the termination of any Delay Period or Interruption Period and the commencement of the immediately succeeding Delay Period. If the Company shall so postpone the filing of a Registration Statement, the Holders of Registrable Shares to be registered shall have the right to withdraw the request for registration by giving written notice to the Company from the Holders of a majority of the Registrable Shares that were to be registered within 45 days after receipt of the notice of postponement or, if earlier, the termination of such Delay Period. The time period for which the Company is required to maintain the effectiveness of any Registration Statement shall be extended by the aggregate number of days of all Delay Periods and all Interruption Periods occurring during such Registration and any extension thereof is hereinafter referred to as the "Effectiveness Period". The Company shall not be entitled to initiate a Delay Period unless it shall (A) to the extent permitted by agreements with other security holders of the Company, concurrently prohibit sales by such other security holders under registration statements covering securities held by such other security holders and (B) in accordance with the Company's policies from time to time in effect, forbid purchases and sales in the open market by senior executives of the Company.

            (e) The Demanding Holders may, at any time prior to the effective date of the Registration Statement relating to a Demand Registration, revoke such request by providing a written notice to the Company revoking such request. In the event of such revocation, the Demanding Holders shall reimburse the Company for all of its out-of-pocket expenses incurred in connection with the preparation, filing and processing of the Registration Statement, unless (i) there has been a material adverse change in the business, assets, properties, condition (financial or other), results of operations or prospects of the Company and its Subsidiaries, since the time of the Demand Notice,

(ii) such revocation was based on the Company's failure to comply in any material respect with its obligations hereunder or (iii) the Demanding Holders choose to count the Demand Registration as one of the Demand Registrations to which the Demanding Holders are entitled pursuant to the penultimate sentence of
Section 1(a).

            2. Piggyback Registration.


            (a) Right to Piggyback. If at any time the Company proposes to file a registration statement under the Securities Act with respect to a public offering of securities of the same type as the Registrable Shares for its own account (other than a registration statement (i) on Form S-8 or any successor form thereto, (ii) filed solely in connection with a dividend reinvestment plan or employee benefit plan covering officers or directors of the Company or its Affiliates or (iii) on Form S-4 or any successor form thereto, in connection with a merger, acquisition or similar corporate transaction) or for the account of any holder of securities of the same type as the Registrable Shares, then the Company shall give written notice of such proposed filing to the Holders at least 30 days before the anticipated filing date. Such notice shall offer the Holders the opportunity to register such number of Registrable Shares as they may request (a "Piggyback Registration"). Subject to Section 2(b) hereof, the Company shall include in each such Piggyback Registration all Registrable Shares with respect to which the Company has received written requests for inclusion therein within 20 days after notice has been given to the Holders. Each Holder shall be permitted to withdraw all or any portion of the Registrable Shares of such Holder from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration.

            (b) Priority on Piggyback Registrations. The Company shall permit the Holders to include all such Registrable Shares on the same terms and conditions as any similar securities, if any, of the Company included therein. Notwithstanding the foregoing, if the Company or the managing underwriter or underwriters participating in such offering advise the Holders in writing that the total number of securities requested to be included in such Piggyback Registration exceeds the number which can be sold in (or during the time of) such offering without delaying or jeopardizing the success of the offering (including the price per share of the securities to be sold), then the number of securities to be offered for the account of the Holders and other holders of securities who requested to have securities included in such Piggyback Registration shall be reduced (to zero if necessary) pro rata on the basis of the number or amount of Common Stock (or the equivalent) requested to be registered by each such Holder or holder participating in such offering.

            (c) Right To Abandon. Nothing in this Section 2 shall create any liability on the part of the Company to the Holders if the Company in its sole discretion should decide not to file a registration statement proposed to be filed pursuant to Section 2(a) hereof or to withdraw such registration statement subsequent to its filing, regardless of any action whatsoever that a Holder may have taken, whether as a result of the issuance by the Company of any notice hereunder or otherwise.

            3. Registration Procedures. In connection with the registration obligations of the Company pursuant to and in accordance with Sections 1 and 2 hereof (and subject to Sections 1 and 2 hereof), the Company shall use commercially reasonable efforts to effect such registration to permit the sale of such Registrable Shares in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible (but subject to Sections 1 and 2 hereof):

            (a) prepare and file with the SEC a Registration Statement for the sale of the Registrable Shares on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate in accordance with such Holders' intended method or methods of distribution thereof, subject to Section 1(b) hereof, and use commercially reasonable efforts to cause such Registration Statement to become effective and remain effective as provided herein;

            (b) prepare and file with the SEC such amendments (including post-effective amendments) to such Registration Statement, and such supplements to the related Prospectus, as may be required by the applicable rules, regulations or instructions under the Securities Act during the applicable period in accordance with the intended methods of disposition specified by the Holders of the Registrable Shares covered by such Registration Statement, make generally available earnings statements satisfying the provisions of Section 11(a) of the Securities Act (provided that the Company shall be deemed to have complied with this clause if it has complied with Rule 158 under the Securities
Act), and cause the related Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act; provided, however, that before filing a Registration Statement or Prospectus, or any amendments or supplements thereto (other than reports required to be filed by it under the Exchange Act), the Company shall furnish to the Holders of Registrable Shares covered by such Registration Statement and their counsel for review and comment, copies of all documents proposed to be filed;

            (c) notify the Holders of any Registrable Shares covered by such Registration Statement promptly and (if requested) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to such Registration Statement or the related Prospectus or for additional information regarding such Holders,
(iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of the happening of any event that requires the making of any changes in such Registration Statement, Prospectus or documents incorporated or deemed to be incorporated therein by reference so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

            (d) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any Registrable Shares for sale in any jurisdiction in the United States;

            (e) furnish to the Holder of any Registrable Shares covered by such Registration Statement, each counsel for such Holders and each managing underwriter, if any, without charge, one conformed copy of such Registration Statement, as declared effective by the SEC, and of each post-effective amendment thereto, in each case including financial statements and schedules and all reports incorporated or deemed to be incorporated therein by reference; and deliver, without charge, such number of copies of the preliminary prospectus, any amended preliminary prospectus, each final Prospectus and any post-effective amendment or supplement thereto, as such Holder may reasonably request in order to facilitate the disposition of the Registrable Shares of such Holder covered by such Registration Statement in conformity with the requirements of the Securities Act;

            (f) prior to any public offering of Registrable Shares covered by such Registration Statement, use commercially reasonable efforts to register or qualify such Registrable Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Holders of such Registrable Shares shall reasonably request in writing; provided, however, that the Company shall in no event be required to qualify generally to do business as a foreign corporation or as a dealer in any jurisdiction where it is not at the time so qualified or to execute or file a general consent to service of process in any such jurisdiction where it has not theretofore done so or to take any action that would subject it to general service of process or taxation in any such jurisdiction where it is not then subject;

            (g) upon the occurrence of any event contemplated by paragraph 3(c)(v) above, prepare a supplement or post-effective amendment to such Registration Statement or the related Prospectus or any document incorporated or deemed to be incorporated therein by reference and file any other required document so that, as thereafter delivered to the purchaser of the Registrable Shares being sold thereunder (including upon the termination of any Delay Period), such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

            (h) use its best efforts to cause all Registrable Shares covered by such Registration Statement to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed or quoted and, if no such securities are so listed, to be listed on the Nasdaq Stock Market and, if listed on the Nasdaq Stock Market, use its best efforts to secure designation of all such Registrable Shares covered by such registration statement as "NASDAQ Securities" within the meaning of Rule 11Aa2-1 promulgated under the Exchange Act or, failing that, to secure Nasdaq Stock Market authorization for such Registrable Shares;

            (i) on or before the effective date of such Registration Statement, provide the transfer agent of the Company for the Registrable Shares with printed certificates for the Registrable Shares covered by such Registration Statement, which are in a form eligible for deposit with The Depository Trust Company;

            (j) make available for inspection by any Holder of Registrable Shares included in such Registration Statement, any underwriter participating in any offering pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the "Inspectors"), all financial and other records and other information, pertinent corporate documents and properties of any of the Company and its Subsidiaries and affiliates (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibilities; provided, however, that the Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors in writing are confidential shall not be disclosed to any Inspector unless such Inspector signs a confidentiality agreement reasonably satisfactory to the Company (which shall permit the disclosure of such Records in such Registration Statement or the related Prospectus if necessary to avoid or correct a material misstatement in or material omission from such Registration Statement or Prospectus) or either (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; provided, further, that (A) any decision regarding the disclosure of information pursuant to subclause (i) shall be made only after consultation with counsel for the applicable Inspectors and the Company and (B) with respect to any release of Records pursuant to subclause (ii), each Holder of Registrable Shares agrees that it shall, promptly after learning that disclosure of such Records is sought in a court having jurisdiction, give notice to the Company so that the Company, at the Company's expense, may undertake appropriate action to prevent disclosure of such Records; and

            (k) if such offering is an underwritten offering, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other appropriate and reasonable actions requested by the Holders of a majority of the Registrable Shares being sold in connection therewith (including those reasonably requested by the managing underwriters) in order to expedite or facilitate the disposition of such Registrable Shares, and in such connection, (i) use commercially reasonable efforts to obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters and counsel to the Holders of the Registrable Shares being sold), addressed to each selling Holder of Registrable Shares covered by such Registration Statement and each of the underwriters as to the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and underwriters, (ii) use commercially reasonable efforts to obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each selling holder of Registrable Shares covered by the Registration Statement (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings, (iii) if requested and if an underwriting agreement is entered into, provide indemnification provisions and procedures reasonably requested by such underwriters. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder. The Company may require each Holder of Registrable Shares covered by a Registration Statement to furnish, within a period not less than 20 days from the date of receipt of such request, such information regarding such Holder and such Holder's intended method of disposition of such Registrable Shares as it may from time to time reasonably request in writing. If any such information is not furnished within such period, the Company may exclude such Holder's

Registrable Shares from such Registration Statement. Each Holder of Registrable Shares covered by a Registration Statement agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 3(c)(ii), 3(c)(iii), 3(c)(iv) or 3(c)(v) hereof, that such Holder shall forthwith discontinue disposition of any Registrable Shares covered by such Registration Statement or the related Prospectus until receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(g) hereof, or until such Holder is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amended or supplemented Prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such Prospectus (such period during which disposition is discontinued being an "Interruption Period") and, if requested by the Company, the Holder shall deliver to the Company (at the expense of the Company) all copies then in its possession, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Shares at the time of receipt of such request. Each Holder of Registrable Shares covered by a Registration Statement further agrees not to utilize any material other than the applicable current preliminary prospectus or Prospectus in connection with the offering of such Registrable Shares.

            4. Registration Expenses. Whether or not any Registration Statement is filed or becomes effective but subject to Section 1(e), the Company shall pay all costs, fees and expenses incident to the Company's performance of or compliance with this Agreement, including (i) all registration and filing fees, including National Association of Securities Dealers filing fees, (ii) all fees and expenses of compliance with securities or Blue Sky laws, including reasonable fees and disbursements of counsel in connection therewith, (iii) printing expenses (including expenses of printing certificates for Registrable Shares and of printing prospectuses if the printing of prospectuses is requested by the Holders or the managing underwriter, if any), (iv) messenger, telephone and delivery expenses, (v) fees and disbursements of counsel for the Company,
(vi) fees and disbursements of all independent certified public accountants of the Company (including expenses of any "cold comfort" letters required in connection with this Agreement) and all other persons retained by the Company in connection with such Registration Statement, (vii) fees and disbursements of one counsel, other than the Company's counsel, representing all of the Holders of Registrable Shares being registered, selected by a Majority-in-Interest of Holders of the Registrable Shares being registered, or in the event of a Demand Registration, selected by the Demanding Holders and reasonably satisfactory to a Majority-in-Interest of Holders of the Registrable Shares being registered other than the Demanding Holders, (viii) fees and disbursements of underwriters customarily paid by the issuers or sellers of securities and (ix) all other costs, fees and expenses incident to the Company's performance or compliance with this Agreement. Notwithstanding the foregoing, any discounts, commissions or brokers' fees or fees of similar securities industry professionals and any transfer taxes relating to the disposition of the Registrable Shares by a Holder, will be payable by such Holder and the Company will have no obligation to pay any such amounts.

            5. Underwriting Requirements.

            (a) Subject to Section 5(b) hereof, the Demanding Holders shall have the right, by written notice, to require that any Demand Registration provide for an underwritten offering.

            (b) In the case of any underwritten offering pursuant to a Demand Registration, the Demanding Holders shall select the institution or institutions that shall manage or lead such offering, which institution or institutions shall be reasonably satisfactory to the Company. In the case of any underwritten offering pursuant to a Piggyback Registration, the Company shall select the institution or institutions that shall manage or lead such offering. No Holder shall be entitled to participate in an underwritten offering unless and until such Holder has entered into an underwriting or other agreement with such institution or institutions for such offering in such form as the Company and such institution or institutions shall determine and such form is on terms customary for such an offering.

            (c) Each Holder participating in a Registration shall promptly supply in writing such information as the Demanding Holders, the Company or the underwriters reasonably request.

            6. Indemnification.

            (a) Indemnification by the Company. The Company shall indemnify and hold harmless, to the full extent permitted by law, each Holder of Registrable Shares whose Registrable Shares are covered by a Registration Statement or Prospectus, the officers, directors and agents and employees of each of them, each Person who controls each such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgment, costs (including, without limitation, costs of investigation, preparation and reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon information furnished in writing to the Company by or on behalf of such Holder expressly for use therein.

            (b) Indemnification by Holder of Registrable Shares. In connection with any Registration Statement in which a Holder is participating, such Holder shall indemnify and hold harmless, to the full extent permitted by law, the Company, its directors, officers, agents or employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the directors, officers, agents or employees of such controlling Persons, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in such Registration Statement or the related Prospectus or any amendment or supplement thereto, or any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement or omission or alleged omission is based upon any information furnished in writing by or on behalf of such Holder to the Company expressly for use in such Registration Statement or Prospectus. Each Holder's indemnity obligations under this Section 6 shall be limited to the total sales proceeds (net of all underwriting discounts and commissions) actually received by such Holder in connection with the applicable offering.

            (c) Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an "indemnified party"), such indemnified party shall give prompt notice to the party from which such indemnity is sought (the "indemnifying party") of any claim or of the commencement of any proceeding with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the indemnifying party shall not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been prejudiced by such delay or failure. The indemnifying party shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such claim or proceeding, to assume, at the indemnifying party's expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such indemnified party; provided, however, that (i) an indemnified party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (1) the indemnifying party agrees to pay such fees and expenses; (2) the indemnifying party fails promptly to assume the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such indemnified party; or (3) the named parties to any proceeding (including impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it that are inconsistent with those available to the indemnifying party or that a conflict of interest is likely to exist among such indemnified party and any other indemnified parties (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party); and (ii) subject to clause (3) above, the indemnifying party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the indemnifying party, such indemnified party shall not be subject to any liability for any settlement made without its consent. The indemnifying party shall not consent to entry of any judgment or enter into any settlement unless (i) there is no finding or admission of any violation of any rights of any person and no effect on any other claims that may be made against the indemnified party, (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party and (iii) such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such claim or litigation for which such indemnified party would be entitled to indemnification hereunder.

            (d) Contribution. If the indemnification provided for in this
Section 6 is unavailable to an indemnified party in respect of any Losses (other than in accordance with its terms), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the two immediately preceding sentences. Notwithstanding the provisions of this
Section 6(d), an indemnifying party that is a Holder shall not be required to contribute any amount which is in excess of the amount by which the total proceeds (net of all underwriting discounts and commissions) received by such Holder from the sale of the Registrable Shares sold by such Holder in the applicable offering exceed the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

            7. Granting of Registration Rights. The Company shall not grant any registration rights inconsistent with those granted hereunder or that give any security holder a position with respect to cut-backs that are superior to the Holders' position as granted herein, without the consent of a Majority-in-Interest of the Holders of the Registrable Shares (voting together as a single class).

            8. Definitions. As used in this Exhibit F, the following terms shall have the following meanings:

            "Business Day" means any day that is not a Saturday, a Sunday or a legal holiday on which banking institutions in the State of New York are not required to be open.

            "Common Stock" means the Company's Common Stock, $.001 par value and any other securities into which such Common Stock may hereafter be changed.

            "Delay Period" shall have the meaning set forth in Section 1(d) hereof.

            "Demand Notice" shall have the meaning set forth in Section 1(a) hereof.

            "Demand Registration" shall have the meaning set forth in Section 1(b) hereof.

            "Demanding Holders" means the Holders delivering the Demand Notice pursuant to Section 1(a) hereof.

            "Effectiveness Period" shall have the meaning set forth in Section 1(d) hereof.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

            "Holders" means Hydro-Quebec CapiTech Inc., a Quebec corporation and any other holder of Registrable Shares or securities exercisable for Registrable Shares.

            "Interruption Period" shall have the meaning set forth in Section 3(k) hereof.

            "Majority-in-Interest" of any group of Holders means holders of more than 50% of the Registrable Shares held by such Holders.

            "person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Piggyback Registration" shall have the meaning set forth in Section 2 hereof.

            "Prospectus" means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

            "Registrable Shares" means (i) shares of Common Stock issued or issuable to Holders; and (ii) any shares of Common Stock issued or issuable with respect to the shares of Common Stock referred to in clause (i) above upon any stock split, recapitalization or similar event; provided, however, that shares of Common Stock shall only be registrable pursuant to this Agreement if and so long as they have not been (i) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (ii) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect to such shares of Common Stock are removed upon the consummation of such sale and the Company and the seller and purchaser of such shares of Common Stock shall have received an opinion of counsel for the seller, which shall be in form and content reasonably satisfactory to the Company and the seller and purchaser and their respective counsel, to the effect that such shares of Common Stock in the hands of the purchaser are freely transferable without restriction or registration under the Securities Act in any public or private transaction.

            "Registration" means registration under the Securities Act of an offering of Registrable Shares pursuant to a Demand Registration or a Piggyback Registration.

            "Registration Statement" means any registration statement under the Securities Act of the Company that covers any of the Registrable Shares pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

            "SEC" means the Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

            "Shelf Registration" means an offering on a delayed or continuous basis pursuant to Rule 415 (or any similar rule that may be adopted by the SEC) promulgated under the Securities Act.

            "Stock Purchase Agreement" means the Stock Purchase Agreement, dated as of November 29, 1999, between the Company and the Investor.

            "underwritten registration or underwritten offering" means a registration under the Securities Act in which securities of the Company are sold to an underwriter for reoffering to the public.

            Unless otherwise stated other capitalized terms contained herein have the meanings set forth in the Stock Purchase Agreement.

            9. Miscellaneous.

            (a) Rules 144 and 144A. The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act so as to enable Holders holding Registrable Shares to sell such Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rules 144 and 144A under the Securities Act, as each such Rule may be amended from time to time, or (b) any similar rule or rules hereafter adopted by the SEC. Upon the request of any such Holder, the Company will forthwith deliver to such Holder a written statement as to whether it has complied with such requirements.

            (b) Termination. This Agreement and the obligations of the Company and the Holders hereunder (other than Section 6 hereof) shall terminate on the first date on which no Registrable Shares remain outstanding.

            (c) Notices. All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to the Registration Rights set forth in this Exhibit F shall be given in accordance with Section 14.4 of the Stock Purchase Agreement.

            (d) Stock Purchase Agreement. This Exhibit F is deemed a part of the Stock Purchase Agreement.